AMENDMENT TO MANAGEMENT AGREEMENT

This agreement (the “Amendment Agreement”) dated as of May 6, 2009 amends the Management Agreement dated May 7, 2007 and amendment as of April 30, 2008 (collectively the “Management Agreement”), made by and between CHRISTOPHER ROBIN RELPH (the “Executive”) and BUCKINGHAM EXPLORATION INC. (the “Company”) (collectively, the “Parties”), in respect of the provision of management services and compensation for those services as specified in the Management Agreement.

WHEREAS:

A.  The Company is engaged in the acquisition of mining rights and the exploration of mining properties.

B.  The Company and the Executive entered into the Management Agreement for their mutual benefit.

C.  The Parties wish to decrease the compensation payable by the Company to the Executive for services rendered under the Management Agreement.

THIS AGREEMENT WITNESSES that the Parties have agreed that the terms and conditions of the relationship as provided in the Management Agreement shall be amended as follows:

1.	Amendment. Section 3.1 of the Management Agreement shall be deleted and replaced with the following:

“The fixed remuneration of the Executive for his services shall be at the rate of US$10,000 per month commencing December 1, 2008, payable at the beginning of each month, or accruing as a debt owing by the Company to the Executive.”

2.	Effective date of Amendment. This Amendment Agreement shall have effect as of December 1, 2008.

3.	Agreement Affirmed. The Parties affirm the Management Agreement in all other respects.

4.
Counterparts. This Amendment Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  In the event that the document is signed by one party and faxed to another, the Parties agree that a faxed signature shall be binding upon the Parties to this Amendment Agreement as though the signature was an original.

5.	Counsel. The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF this Agreement has been executed by the Parties to it, the day, month and year first written.

BUCKINGHAM EXPLORATION INC.

by its authorized signatory

Per /s/ Christopher Robin Relph Christopher Robin Relph President, Chief Executive Officer, Chief Financial Officer

Executive:

/s/ Christopher Robin Relph
Christopher Robin Relph